Exhibit 32.2

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)*

In connection with the Quarterly Report of Hartman Commercial Properties REIT, a Maryland real estate investment trust (the "Trust"), on Form 10-Q for the quarter ending March 31, 2006 as filed with the Securities and Exchange Commission (the “Report”), I, Terry L. Henderson, Chief Financial Officer of the Trust, certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)
the information contained in the Report fairly presents, in all material respects, the financial condition of the Trust as of March 31, 2006 and December 31, 2005 and its result of operations for the quarter ended March 31, 2006.

/s/ Terry L. Henderson
Terry L. Henderson, Chief Financial Officer

May 12, 2006

*A signed original of this written statement required by Section 906 has been provided to the Trust and will be retained by the Trust and furnished to the Securities and Exchange Commission or its staff upon request.